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                                                                     EXHIBIT 3.7

                           CERTIFICATE OF ELIMINATION
                                       OF
                       DESIGNATION, PREFERENCES AND RIGHTS
                                     OF THE
               SERIES A PARTICIPATING CONVERTIBLE PREFERRED STOCK,
             SERIES B PARTICIPATING CONVERTIBLE PREFERRED STOCK, AND
               SERIES C PARTICIPATING CONVERTIBLE PREFERRED STOCK
                                       OF
                            ENTERASYS NETWORKS, INC.

                         PURSUANT TO SECTION 151 OF THE
                GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

         Enterasys Networks, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 151 thereof, DOES HEREBY CERTIFY:

         That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation, as amended, of the Corporation, the Board of Directors adopted resolutions creating three series of Preferred Stock, par value $1.00 per share, designated as Series A Participating Convertible Preferred Stock, Series B Participating Convertible Preferred Stock and Series C Participating Convertible Preferred Stock.

         That a Certificate of Designations, Preferences and Rights of the Series A Participating Convertible Preferred Stock and Series B Participating Convertible Preferred Stock was duly executed, acknowledged and filed with the Secretary of State of the State of Delaware on August 29, 2000, and subsequently recorded in the office of the recorder of the county in which is located the Corporation's registered office in the State of Delaware.

         That a Certificate of Designations, Preferences and Rights of the Series C Participating Convertible Preferred Stock was duly executed, acknowledged and filed with the Secretary of State of the State of Delaware on January 31, 2001, and subsequently recorded in the office of the recorder of the county in which is located the Corporation's registered office in the State of Delaware.

         That on November 25, 2002 the Board of Directors of the Corporation duly adopted the following resolutions:

RESOLVED: That no shares of Series A Redeemable Convertible Preferred
          Stock, par value $1.00 per share (the "Series A Preferred"), Series B Redeemable Convertible Preferred Stock, par value $1.00 per share (the "Series B Preferred") and Series C Redeemable Convertible Preferred Stock, par value $1.00 per share (the "Series C Preferred") are outstanding and that none will be issued subject to the certificate

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          of designations previously filed with the Secretary of State of the
          State of Delaware with respect to each such series.

RESOLVED: That the 65,000 authorized and unissued shares of Series A
          Preferred, the 25,000 authorized and unissued shares of Series B Preferred and the 50,764 authorized and unissued shares of Series C Preferred, be and hereby are returned to the status of authorized, unissued and undesignated Preferred Stock.

RESOLVED: That the Chief Executive Officer, Chief Financial Officer and
          Chief Legal Officer, and each acting singly hereby is, authorized to file with the Secretary of State of the State of Delaware a certificate pursuant to Sections 103 and 151 of the Delaware General Corporation Law to effect the foregoing resolutions.

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         IN WITNESS WHEREOF, Enterasys Networks, Inc. has caused this certificate to be executed this 4th day of December, 2002.

                                     ENTERASYS NETWORKS, INC.

                                     By: /s/ Gerald M. Haines II
                                         -------------------------------
                                             Name:  Gerald M. Haines II
                                             Title: Executive Vice President and
                                                    Chief Legal Officer